Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 4, 2026 relating to the Common Stock, $0.01 par value, of Eloxx Pharmaceuticals, Inc. shall be filed on behalf of the undersigned.

DOMICILIUM REAL ESTATE FUND III LP By: /s/ Daniel Simon
Name: Daniel Simon
Title: Managing Member of its general partner

DOMICILIUM REAL ESTATE FUND III GP LLC By: /s/ Daniel Simon
Name: Daniel Simon
Title: Managing Member

DOMICILIUM CAPITAL PARTNERS LLC By: /s/ Daniel Simon
Name: Daniel Simon
Title: Managing Member

DANIEL SIMON By: /s/ Daniel Simon